Exhibit 10.2

ASSET PURCHASE AGREEMENT
________________________________________
by and between

CITIBANK, N.A.
as the Seller

and

DISCOVER BANK
as the Buyer

________________________________________
Dated as of August 31, 2011

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS, ACCOUNTING TERMS AND INTERPRETATIONS

Section 1.1	Defined Terms	2
Section 1.2	Computations of Time Periods	2
Section 1.3	Accounting Terms and Principles	2
Section 1.4	Certain Terms	2

ARTICLE II
PURCHASE AND SALE

Section 2.1	Purchase and Sale of the Aquired Assets	3
Section 2.2	Intent and Characterization	5

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1	Representations and Warranties of each Party	5
Section 3.2	Additional Representations and Warranties of the Seller	7
Section 3.3	Additional Representations and Warranties of the Buyer	8

ARTICLE IV
CLOSING

Section 4.1	Closing	8

ARTICLE V
CONDITIONAL PRECEDENT

Section 5.1	Conditions to the Obligations of the Buyer	9
Section 5.2	Conditions to the Obligations of the Seller	9
Section 5.3	Closing Documents	10

ARTICLE VI
COVENANTS

Section 6.1	No Public Announcements	11
Section 6.2	Conduct of Business	11
Section 6.3	Seller Actions	11

This ASSET PURCHASE AGREEMENT (as the same may be amended or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of August 31, 2011 (the “Commitment Date”) is entered into by and between (i) Citibank, N.A., a national banking association, as the Seller (the “Seller”) and (ii) Discover Bank, a Delaware banking corporation, as the Buyer (the “Buyer”), and shall be effective upon execution by the parties hereto. The capitalized terms used and not otherwise defined herein have the meanings assigned thereto pursuant to Section 1.1 hereof.
W i t n e s s e t h:
WHEREAS, the Seller is the owner of a portfolio of Loans listed on the Schedule of Purchased Loans; and
WHEREAS, the Seller desires to sell, and the Buyer desires to purchase, all of the Seller’s right, title and interest in, to and under the Loans in such portfolio and all assets and obligations related thereto.
NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Section 1.1    Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Appendix A to this Agreement (such meanings to be equally applicable to both singular and plural forms of the terms defined). Appendix A and the other appendices to this Agreement shall constitute a part of this Agreement.
Section 1.2    Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
Section 1.3    Accounting Terms and Principles. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.
Section 1.4    Certain Terms.

(a)	The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

(b)
Unless otherwise expressly indicated herein, (i) references in this Agreement to an Appendix, Article, Section, clause or sub-clause refer to the appropriate Appendix, Article, Section, clause or sub-clause in or to this Agreement and (ii) the words “above” and “below,” when following a reference to a clause or a sub-clause of this Agreement, refer to a clause or sub-clause within, respectively, the same Section or clause.

(c)	The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(d)
References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

(e)	The term “including” when used in this Agreement means “including without limitation” except when used in the computation of time periods.

(f)	The terms “Seller” and “Buyer” include their respective permitted successors and assigns hereunder.

(g)
References in this Agreement (including in Appendix A) to another agreement, instrument or other document means such agreement, instrument or other document as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

(h)
In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE II

PURCHASE AND SALE
Section 2.1    Purchase and Sale of the Acquired Assets.

(a)
On the terms and subject to the satisfaction of the conditions set forth in this Agreement, including the conditions precedent set forth in Article V, and in reliance on the representations, warranties, covenants and agreements set forth in this Agreement, the Seller agrees to sell, transfer, assign and grant to the Buyer, and the Buyer agrees to purchase, on the Closing Date without recourse to the Seller and without representations or warranties (except as specifically set forth herein), all of the Seller’s right, title and interest in, to and under (i) the Loans that are identified on the Loan Transmittal Summary Form (the “Purchased Loans”) and all obligations with respect thereto, (ii) all principal, interest, fees and other payments and reimbursements of principal and interest with respect to the Purchased Loans (collectively, “Collections”) received or deemed to have been received, in each case, after the Closing Date, whether accruing before, on or after the Closing Date), (iii) all other claims, rights and remedies (including pursuant to any Proceeding) as against the Borrowers of the Purchased Loans, (iv) the Loan Files related to the Purchased Loans including the Notes evidencing the Purchased Loans, (v) subject to Section 6.11(b), all Nonpublic Personal Information related to the Purchased Loans, (vi) all documents, books, records and other information maintained by or on behalf of the Seller with respect to the Purchased Loans, (vii) all insurance policies. risk sharing agreements and other agreements or arrangements supporting or securing payment of the Purchased Loans, and (viii) all proceeds of the property referenced in clauses (i) through (vii) above (collectively, the “Acquired Assets”), in consideration of the payment of the Estimated Purchase Price to the Seller in the manner provided in Section 2.1(b) and subsequently adjusted pursuant to Section 2.1(e). The Estimated Purchase Price will be based upon the Estimated Schedule of Purchased Loans determined as of the Measuring Date and will be adjusted after the Closing Date pursuant to Section 2.1(e) based upon the Schedule of Purchased Loans.

(b)
Delivery or transfer of the Acquired Assets shall be made on the Closing Date. On the Closing Date, the Buyer shall pay or cause to be paid to the Seller the Estimated Purchase Price by wire transfer of immediately available funds in U.S. dollars to the account specified by the Seller to the Buyer by written notice at least two (2) Business Days prior to the Closing Date.

(c)	Upon receipt of (i) evidence of the payment of the Estimated Purchase Price and (ii) a fully executed Bill of Sale, Assignment and Assumption Agreement, the Seller shall cause the

Purchased Loans to be delivered to the Buyer by delivering the Loan Transmittal Summary Form identifying the Purchased Loans to the Buyer and, if applicable, in its capacity as the custodian of the Loan Files related to the Purchased Loans including the Notes evidencing the Purchased Loans, indicating in its books and records that the Buyer is the holder of the Purchased Loans and the related Loan Files.

(d)
The sale and purchase of the Acquired Assets on the Closing Date shall be consummated upon (i) the payment by the Buyer to the Seller of the Estimated Purchase Price in the manner provided in Section 2.1(b) and (ii) the execution and delivery by the Seller and the Buyer of the Bill of Sale, Assignment and Assumption Agreement. Upon the satisfaction of such conditions, such sale and purchase shall be effective as of 11:59 p.m. (New York City time) on the Closing Date.

(e)
Within sixty (60) days after the Closing Date, the Buyer shall provide the Seller with the Schedule of Purchased Loans and shall calculate the Purchase Price based upon the Schedule of Purchased Loans, subject to the Seller timely providing any information reasonably requested by the Buyer to prepare the Schedule of Purchased Loans. The Seller shall have fifteen (15) Business Days after delivery of the Schedule of Purchased Loans and Purchase Price calculation to review and comment on the Schedule of Purchased Loans and the Purchase Price calculation. During this period the Seller and the Buyer (to the extent available to it) will provide information relating to the Schedule of Purchased Loans and calculation of the Purchase Price as reasonably requested by the other, and the Buyer will meet with the Seller to discuss this information and the calculations. If during this fifteen (15) Business Day period the Seller does not notify the Buyer that it disagrees with the Buyer’s Purchase Price calculation, then the Buyer’s calculation will be final and binding on the Buyer and the Seller as of the end of such fifteen (15) Business Day period. If during this fifteen (15) Business Day period the Seller notifies the Buyer that the Seller disagrees with the Buyer’s calculation, the Buyer and the Seller will meet to attempt to resolve any differences. If they are unable to agree on the adjustments within the next thirty (30) days, then the Buyer and the Seller will be free to pursue an additional review by jointly selecting an independent accounting firm to review the calculations and make a determination as to the Purchase Price. If the Seller and the Buyer are unable to agree on an accounting firm, then they will apply to the American Arbitration Association to make the selection. (The independent accounting firm selected pursuant to this Section 2.1(e) is referred to herein as the “Arbitration Firm”). The Arbitration Firm will be instructed to complete its review within twenty (20) days and to calculate the Purchase Price in accordance with this Section 2.1. The decision of the Arbitration Firm will be final and binding on the Buyer and the Seller.

(f)
If the Purchase Price as finally determined pursuant to Section 2.1(e) exceeds the Estimated Purchase Price, then the Buyer shall pay the Seller the amount of such excess no later than fifteen (15) Business Days after the date of final determination pursuant to Section 2.1(e) by wire transfer of immediately available funds in U.S. dollars to the account specified by the Seller to the Buyer by written notice at least two (2) Business Days prior to such payment. If the Purchase Price as finally determined pursuant to Section 2.1(e) is less than the Estimated Purchase Price, then the Seller shall refund to the Buyer the amount of such difference within fifteen (15) Business Days after the date of final determination pursuant to Section 2.1(e) by wire transfer of immediately available funds in U.S. dollars to the account specified by the Buyer to the Seller by written notice at least two (2) Business Days prior to such payment.

(g)
After the Closing Date, the Seller shall promptly (and in any event within two (2) Business days after receipt and identification thereof) remit or credit, or cause to be remitted or credited, to the Buyer all funds received by the Seller that constitute Collections received after the Closing Date with respect to any Purchased Loans.

(h)
The Buyer will be responsible for the expense of any notices sent to the applicable Borrowers regarding the purchase and sale of the Loans; provided that the Seller shall cooperate with all reasonable requests by the Buyer to accurately and timely deliver all such notifications. Such notices shall be in form and substance and in accordance with timing mutually agreed upon by both parties.

Section 2.2    Intent and Characterization.

(q)
The Seller and the Buyer intend that the transfer and assignment of the Acquired Assets pursuant to this Agreement and the Bill of Sale, Assignment and Assumption Agreement constitute a valid sale of the Acquired Assets from the Seller to the Buyer, conveying good title to the Acquired Assets free and clear of any Lien, and the beneficial interest in and title to the Acquired Assets shall not be part of the Seller’s estate in the event of the bankruptcy of the Seller or the appointment of a receiver or conservator with respect to the Seller. The Seller and the Buyer intend and agree to treat the transfer and assignment of the Acquired Assets as an absolute transfer for Tax, financial and accounting purposes, and as an absolute and complete conveyance of title for property Law purposes.

(r)
In the event (but only in the event) that the conveyance of the Acquired Assets is characterized by a court or other Governmental Authority as security for a loan rather than a sale, the Seller will be deemed to have granted to the Buyer, and the Seller hereby grants to the Buyer, a security interest in all of its right, title and interest in, to and under the Acquired Assets as security for a loan in the amount of the Purchase Price.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1    Representations and Warranties of each Party. Each Party represents and warrants to the other Party for its benefit and for the benefit of each of its respective successors and assigns as of the Commitment Date and as of the Closing Date that:

(a)
Organization; Power. Such Party is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its organization or formation, has all requisite corporate or similar power and authority to carry on its business as now conducted and to perform its obligations under the Transaction Documents to which it is a party and, except where the failure individually or in the aggregate would not have a material adverse effect on its ability to timely perform its material obligations under such Transaction Documents, is duly qualified, has obtained all licenses and approvals to do business and is in good standing in each jurisdiction where such qualification, licensing or approval is required.

(b)
Authorization; Enforceability; Due Execution and Delivery. Such Party has all necessary corporate or similar power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations thereunder and to consummate the Transaction contemplated thereby. The execution and delivery by such Party of the Transaction Documents to which it is a party and the consummation by such Party of the Transaction contemplated thereby have been duly and validly authorized by all necessary corporate or similar action of such Party, and no other proceedings on the part of such Party are necessary to authorize the execution and delivery of the Transaction Documents or to consummate the Transaction contemplated thereby. The Transaction Documents to which such Party is a party have been (or at the time of the Closing, will be) duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of each other party thereto, the Transaction Documents to which it is a party each constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles, regardless of whether considered in a proceeding in equity or at law).

(c)
Government and Third Party Approvals; No Conflicts. Except as would not reasonably be expected to have a material adverse effect on such Party’s ability to timely perform its material obligations under the Transaction Documents to which it is a party, the execution and delivery of the Transaction Documents to which such Party is a party by such Party and the consummation of the Transaction contemplated thereby do not and will not (i) require any consent, approval, registration or filing with any Governmental Authority or any other third party by such Party except for those that have been obtained and are in full force and effect, (ii) violate any Law, the certificate of incorporation, the articles of association or by-laws or other organizational documents of such Party or its Subsidiaries or any Order applicable to such Party, (iii) violate, conflict with or result in a default under any indenture, agreement or other instrument binding upon such Party or its Subsidiaries or assets or give rise to a right thereunder to require any payment by such Party or its Subsidiaries or (iv) result in any Lien on any assets of such Party or its Subsidiaries.

(d)
Litigation. There is no Proceeding by or before any arbitrator or Governmental Authority pending or, to the knowledge of such Party, threatened, against such Party or its Subsidiaries, and there is no Order, before any arbitrator or Governmental Authority, in each case, as to which there is a reasonable possibility of an adverse determination that would reasonably be expected to have a material adverse effect on such Party’s ability to timely perform its material obligations under any Transaction Documents to which it is a party.

(e)	Compliance with Law. Such Party and each of its Subsidiaries is in compliance with all applicable Laws, except where the failure to be in compliance would not reasonably be expected to have a material adverse effect on such Party’s ability to timely perform its material obligations under any Transaction Documents to which it is a party.
(f)Solvency. Such Party is Solvent as of the Commitment Date and as of the Closing Date.

(g)	Investment Company Act Status. Such Party is not an investment company as defined in, or subject to regulation under, the U.S. Investment Company Act of 1940.
Section 3.2    Additional Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer for its benefit and for the benefit of each of its successors and assigns as of the Commitment Date and as of the Closing Date that:

(a)
Representations and Warranties regarding the Acquired Assets. The Seller affirms each of its representations and warranties set forth in Appendix B and as of the Closing Date affirms the accuracy of the information provided in the Bill of Sale, Assignment and Assumption Agreement, including the information in the Loan Transmittal Summary Form. The Seller affirms the accuracy of the information in the Estimated Schedule of Purchased Loans as of the date specified therein.

(b)
Compliance with Laws with respect to Origination of Loans. With respect to each state or jurisdiction therein in which the Seller or any of its Affiliates undertakes origination activities of Loans, the Seller or such Affiliate is and has been in compliance in all material respects with such state’s or jurisdiction’s (as applicable) Laws, settlement agreements and other standards and procedures, including those promulgated by agencies or officers thereof, applicable to it and pertaining to the conduct of participants in the student loan industry, including any applicable voluntary code of conduct, to the extent the Seller or any such Affiliate has assented thereto.

(c)
Compliance with Laws with respect to the Purchased Loans Generally. Neither the Seller nor any of its Affiliates, nor any of their respective Representatives is or has been in violation in any respect of any Law or Order applicable to the Purchased Loans, including all Laws applicable to the marketing, origination, ownership, sale, servicing and collection of the Purchased Loans and the Seller’s business, except for such violation that has not had and would not have, individually or in the aggregate, a Seller Material Adverse Effect. The servicing and collection practices used by the Seller and its Affiliates with respect to the Purchased Loans are and have been compliant with all applicable Laws and have met customary standards and practices utilized by similar student lenders in their servicing businesses, except for such non-compliance that has not had and would not have, individually or in the aggregate, a Seller Material Adverse Effect.

(d)
Data Processing Systems. All automated data processing systems used by or on behalf of the Seller comply and have complied in all material respects with all applicable Law governing loan origination or servicing, including, the Gramm-Leach-Bliley Act of 1999 restrictions, information reporting requirements of the Internal Revenue Service and credit bureau report format requirements of the Consumer Data Industry Association and applicable state Law restrictions on the use of Social Security numbers in correspondence related to the Acquired Assets.

(e)	Seller Information. The Seller is a national banking association.

(f)
Borrower Incentive Programs. Since December 31, 2010, none of the Seller, its Affiliates or their respective Representatives have offered Borrowers of any Purchased Loans any borrower incentive programs not (A) required by Law or (B) put into effect with respect to the related Purchased Loans on or prior to December 31, 2010.

(g)
No Other Representations or Warranties. Except for the representations and warranties contained in Section 3.1, Section 3.2 and Appendix B, and the information provided in the Bill of Sale, Assignment and Assumption Agreement, neither the Seller nor any other Person on behalf of the Seller or any of its Subsidiaries or Affiliates makes any express or implied representation or warranty with respect to the Seller or any of its Subsidiaries or Affiliates or with respect to the Acquired Assets or any other information provided to the Buyer in connection with the Transaction.

Section 3.3    Additional Representations and Warranties of the Buyer.
The Buyer represents and warrants to the Seller for its benefit and for the benefit of each of its successors and assigns as of the Commitment Date and as of the Closing Date that:

(a)
Additional Funds. The Buyer has, and as of the Closing will have, cash on hand sufficient to (i) enable the Buyer to perform its obligations hereunder, (ii) consummate the Transaction and (iii) pay all costs and expenses incurred by the Buyer in connection with this Agreement and the other Transaction Documents and the Transaction, including (x) the Purchase Price and (y) any other payments or obligations of the Buyer pursuant to the Transaction Documents.

ARTICLE IV

CLOSING
Section 4.1    Closing.

(a)
Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article V, and provided that this Agreement has not been terminated pursuant to Section 8.1, the closing of the Transaction (the “Closing”) will take place at 10:00 a.m., New York time, on September 30, 2011, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, unless another time, date or place is agreed to in writing by the Parties (such date on which the Closing occurs being the “Closing Date”); provided that neither Party shall unreasonably withhold, condition or delay its assent to the other Party’s request to change such time, date or place.

(b)	Each condition precedent to the Closing will be deemed to have been satisfied or waived upon the execution and delivery by the Seller and the Buyer of the Bill of Sale, Assignment and

Assumption Agreement.
ARTICLE V

CONDITIONS PRECEDENT
Section 5.1    Conditions to the Obligations of the Buyer. The obligation of the Buyer to consummate the Transaction is subject to the satisfaction or waiver by the Buyer of the following further conditions:

(a)
no Governmental Authority shall have commenced, enacted, issued, promulgated, enforced or entered any suit, proceeding, Order or other Law which is then in effect and has the effect of making the Transaction illegal or otherwise prohibiting the consummation of the Transaction;

(b)
the Seller shall have executed and delivered to the Buyer a special power of attorney and blanket endorsement with respect to the Purchased Loans in favor of the Buyer, substantially in the form of Appendix C, authorizing the Buyer to endorse each of the Notes evidencing such Purchased Loans on the Seller’s behalf;

(c)
the representations and warranties of the Seller contained in the Transaction Documents to which it is a party shall be true and correct (without giving effect to any limitation as to materiality or Seller Material Adverse Effect or similar qualifiers set forth therein) at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect;

(d)
the Seller shall have performed and complied in all material respects with all material agreements and covenants required by the Transaction Documents to be performed or complied with by the Seller at or prior to the Closing;

(e)	since the date hereof, there shall not have been any receiver or conservator appointed for the Seller or all or any substantial part of its property;

(f)	the corrections to the Estimated Schedule of Purchased Loans described in Section 5.2(c) do not result, in the aggregate, in a change to the Estimated Purchase Price of more than $25,000,000; and

(g)
all documents and certificates specified in Section 5.3 to be delivered by the parties to the Transaction Documents (other than the Buyer) on the Closing Date shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

Section 5.2    Conditions to the Obligations of the Seller. The obligation of the Seller to consummate the Transaction is subject to the satisfaction or waiver by the Seller of the following further conditions:

(a)
no Governmental Authority shall have commenced, enacted, issued, promulgated, enforced or entered any suit, proceeding, Order or other Law which is then in effect and has the effect of making the Transaction illegal or otherwise prohibiting the consummation of the Transaction;

(b)
the representations and warranties of the Buyer contained in the Transaction Documents to which it is a party shall be true and correct (without giving effect to any limitation as to materiality or Buyer Material Adverse Effect or similar qualifiers set forth therein) at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect;

(c)
the Buyer shall have delivered to the Seller the Estimated Schedule of Purchased Loans no less than 15 calendar days prior to the Closing, and the Buyer and its Affiliates shall have cooperated with the Seller in identifying and correcting any deficiencies contained in the Estimated Schedule of Purchased Loans, each to the extent necessary for the Seller to reasonably affirm the accuracy of the information in the Estimated Schedule of Purchased Loans as of the date specified therein as required by Section 3.2(a);

(d)
the Buyer shall have performed and complied in all material respects with all material agreements and covenants required by the Transaction Documents to be performed or complied with by the Buyer at or prior to the Closing;

(e)	since the date hereof, there shall not have been any receiver or conservator appointed for the Buyer or all or any substantial part of its property; and

(f)
all documents, certificates and opinions specified in Section 5.3 to be delivered by the other parties to the Transaction Documents (other than the Seller) on the Closing Date shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

Section 5.3    Closing Documents. On the Closing Date, the Buyer and the Seller shall deliver or cause to be delivered duly executed copies of the following documents to which they are a party or for which they are otherwise responsible as set forth below:

(a)	the Bill of Sale, Assignment and Assumption Agreement (together with the Loan Transmittal Summary Form to be delivered electronically in the form of a Student Loan Tape to the Buyer by the Seller);

(b)	a certificate issued by the Comptroller of the Currency, as to the corporate existence of the Seller, dated as of a date within thirty (30) days prior to the Closing Date to be delivered by the Seller;

(c)	a certificate of good standing of the Buyer dated as of a date within thirty (30) days prior to the Closing Date to be delivered by the Buyer;

(d)
a limited power of attorney executed by Ricardo Arroyo, Chief Financial Officer of Citibank, N.A., appointing each of Calvin Balliet, Charles Jacques, Daniel Madias and James von Moltke to act as attorneys-in-fact on behalf of Citibank, N.A., with respect to this Agreement and the other Transaction Documents and a Secretary’s Certificate of the Seller attaching its charter, bylaws, board resolutions authorizing the Transaction and the execution and delivery (by power of attorney or otherwise) of the Transaction Documents (which resolutions need not specifically reference the Transaction) and an incumbency certificate; and

(e)	a Secretary’s Certificate of the Buyer attaching its charter, bylaws, board resolutions authorizing the Transaction and an incumbency certificate.
ARTICLE VI
COVENANTS
Section 6.1    No Public Announcements. The Seller and the Buyer will consult in good faith with each other before issuing any press release or otherwise making any public statements with respect to the Transaction Documents or the Transaction and neither the Seller nor the Buyer will issue any such press release or make any such public statement without the prior written consent of the Buyer or the Seller, respectively (which consent will not be unreasonably withheld, delayed or conditioned), except as may be determined in good faith by the disclosing Party as being required by Law or any listing agreement with the New York Stock Exchange to which the Seller or the Buyer is a party.
Section 6.2    Conduct of Business. Each of the Parties covenants and agrees that, between the date of this Agreement and the Closing Date or the date, if any, on which this Agreement is terminated pursuant to Article VIII, such Party shall not, and shall cause its Subsidiaries not to, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, materially adversely affect the value of the Purchased Loans or prevent or materially delay or materially impair the ability of such Party or any of its Subsidiaries to consummate the Transaction.
Section 6.3    Seller Actions. Without the written consent of the Buyer, between the date of this Agreement and the Closing Date or the date, if any, on which this Agreement is terminated pursuant to Article VIII, the Seller shall not:

(a)
commence a lawsuit against any party other than the Buyer or its Affiliates that may affect the Acquired Assets or the servicing or administration of the Purchased Loans, except for lawsuits brought in the ordinary course of business by the Seller as plaintiff against a Borrower relating to the collection of Purchased Loans, provided that such consent will not be unreasonably withheld, delayed or conditioned;

(b)	offer Borrowers of any Purchased Loans any borrower incentive programs not (A) required by Law or (B) put into effect with respect to the related Purchased Loans prior to the date hereof; or

(c)	amend or otherwise modify the terms of any Purchased Loan or change in any material respect the manner in which the Purchased Loans are serviced unless required by Law.
Section 6.4    Tax Matters.

(a)
All applicable sales, use, transfer, stamp, stock transfer or similar Taxes that are or become due and payable as a result of the Transaction, if any, whether such Taxes are imposed by Law on the Seller, the Buyer, or any of their Affiliates (such Taxes, “Transfer Taxes”), shall be borne fifty (50) percent by the Buyer and fifty (50) percent by the Seller. Any Tax Returns with respect to Transfer Taxes shall be prepared by the Party hereto that customarily has primary responsibility for filing such Tax Returns pursuant to applicable Law. Buyer and Seller will provide to one another a true copy of each such Tax Return as filed and evidence of the timely filing thereof.

(b)
Each Party shall, and shall cause its Affiliates to, (i) provide cooperation and assistance to the other Party hereto, as reasonably requested, in preparing and filing Tax Returns relating to the Acquired Assets and responding to Tax Contests relating to the Acquired Assets; (ii) until the later of (x) the tenth (10th) anniversary of the Closing Date and (y) the expiration of the applicable statute of limitations, retain such information, records, and documents as may be necessary for purposes of preparing and filing such Tax Returns or responding to such Tax Contests; (iii) make available to the other Party, as reasonably requested, such information, records, and documents as may be necessary for purposes of preparing and filing such Tax Returns or responding to such Tax Contests; and (iv) use reasonable efforts, as reasonably requested, to obtain any certificate or other document from any Governmental Authority or any other Person or take any other action, in each case, as may be necessary to mitigate, reduce, or eliminate any Taxes relating to the Acquired Assets that could be imposed on the other Party (including, but not limited to, Taxes resulting from the Transaction).

(c)
Neither Party nor any of their respective Affiliates shall be entitled, under this agreement, to any information regarding, any access to, any right to review or any right to obtain any consolidated, combined, affiliated or unitary Tax Return which includes the Seller or the Buyer.

(d)	Unless otherwise required by Law, any payment made pursuant to Article VII shall be treated for all Tax purposes as an adjustment to the Purchase Price.
Section 6.5    Exclusivity. Until September 30, 2011, the Seller shall not, and shall not permit any of its Affiliates or Representatives to, directly or indirectly, solicit or initiate (including by way of furnishing any non-public information concerning the Acquired Assets) inquiries or proposals, or participate in any discussion or negotiation with any Person (other than the Seller) concerning any transaction: (x) involving the Purchased Loans (or any portion thereof) or any interest in the

Purchased Loans (or any portion thereof) or (y) that is otherwise in conflict or inconsistent with the Transaction.
Section 6.6    Notification of Certain Matters. Each Party shall give prompt notice to the other Party of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which causes or would be reasonably likely to cause any representation or warranty of such Party contained in any Transaction Document to be untrue or inaccurate in any material respect as of the Closing, or which, (A) in the case of the Seller, results in or would be reasonably likely to result in a Seller Material Adverse Effect and (B) in the case of Buyer, results in or would be reasonably likely to result in a Buyer Material Adverse Effect, and (ii) any material failure of such Party to comply in all material respects with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party under the Transaction Documents. The delivery of any notice pursuant to this Section 6.6 shall not, without the express written consent of the other Party (which consent may be withheld in their respective sole discretion) be deemed to (w) modify the representations, warranties, covenants or agreements hereunder of the Party delivering such notice, (x) modify any of the conditions set forth in Article V, (y) cure or prevent any such inaccuracy or failure, or (z) limit or otherwise affect the remedies available hereunder to the Party receiving such notice.
Section 6.7    Appropriate Action. Subject to the terms and conditions hereof, each of the Parties will use reasonable best efforts to consummate and make effective the Transaction. Each of the Parties will furnish to the other Party such necessary information and reasonable assistance as such other Party may reasonably request in connection with the foregoing.
Section 6.8    Further Assurances. Following the Closing, each of the Buyer and the Seller shall, and shall cause each of their Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other Party, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the Transaction.
Section 6.9    Right of First Offer.

(a)
At any time prior to the fifth anniversary of the Closing Date, in the event that the Seller intends to sell, assign, transfer, convey or otherwise dispose of all or any portion of the Retained Portfolio (such portion, the “Offered Assets”) in a transaction in which the book value of the Offered Assets constitutes twenty-five (25) per cent or more of the book value of the assets to be sold, assigned, transferred, conveyed or otherwise disposed of, the Seller shall give the Buyer written notice (the “Seller’s Notice”) of such intended sale, assignment, transfer, conveyance or other disposition, and, for a period of 45 days commencing on the date of its receipt of such written notice, the Buyer will have the exclusive right to offer to purchase the Offered Assets. During such 45-day period, the Seller shall not sell, assign, transfer, convey or otherwise dispose of all or any portion of the Retained Portfolio. In the event that the Buyer exercises its right to offer, the Seller and the Buyer agree to negotiate in good faith the purchase price and other terms of such purchase. In the event that the Buyer does not exercise its right to offer pursuant to this Section 6.9(a), then the Seller shall be free (without having to provide the Buyer with a further right to offer pursuant to this Section 6.9(a)) for a period of 90 days from the 45th day following the date of the Buyer’s receipt of the Seller’s Notice, to sell the

Offered Assets to any third party purchaser (a “Third Party Purchaser”) on any terms.

(b)
In the event that the Buyer exercises its right to offer pursuant to Section 6.9(a) and the Seller and the Buyer cannot reach mutually agreeable terms for the purchase by the Buyer of the Offered Assets as provided by Section 6.9(a), then the Seller shall be free (without having to provide the Buyer with a further right to offer pursuant to Section 6.9(a)), for a period of 90 days from the 45th day following the date of the Buyer’s receipt of the Seller’s Notice, to sell the Offered Assets to any Third Party Purchaser on terms that are no less favorable to the Seller than the most favorable terms offered by the Buyer (the “First Offer Terms”); provided that such sale complies with the provisions of this Section 6.9. If the proposed terms of a third party purchase for the Offered Assets (the “Third Party Terms”) are less favorable to the Seller than the First Offer Terms, the Seller shall not sell, assign, transfer, convey or otherwise dispose any of the Offered Assets unless the Seller shall first reoffer the Offered Assets to the Buyer by giving written notice (the “Reoffer Notice”) thereof, stating the Seller’s intention to transfer the Offered Assets upon terms less favorable than the First Offer Terms. The Buyer shall then have the irrevocable and exclusive option to submit a second offer for the Offered Assets by notifying the Seller in writing of the terms upon which the Buyer proposes to purchase the Offered Assets (the “Reoffer Terms”) within 15 Business Days from the date of the Reoffer Notice, provided that, for the avoidance of doubt, the Reoffer Terms may be the First Offer Terms. If the Buyer has not exercised its option to submit Reoffer Terms or if the Third Party Terms are no less favorable to the Seller than the Reoffer Terms, then the Seller may (without having to provide the Buyer with a further right to offer or reoffer pursuant to Section 6.9(a) or this Section 6.9(b)) sell the Offered Assets to a Third Party Purchaser within 90 days following the 15th Business Day from the date of the Reoffer Notice, on Third Party Terms that are no less favorable to the Seller than the Reoffer Terms; provided that such sale complies with the provisions of this Section 6.9. The Seller shall certify to the Buyer that, in its sole and absolute discretion, the Third Party Terms are no less favorable to the Seller than the Reoffer Terms.

Section 6.10    Confidential Information.

(a)
Each Party shall keep confidential and shall not make available or disclose Confidential Information of the other Party to any Person, or make or permit any use of such Confidential Information without the prior written consent of the other Party. Notwithstanding the foregoing, Confidential Information of the other Party may be disclosed on an as needed basis to the Representatives and Affiliates of the receiving Party as required for the purpose of fulfilling the receiving Party’s obligations or exercising its rights under the Transaction Documents and each Party may utilize applicable Confidential Information (if any) in preparing financial statements, tax returns, and tax information it is required to file under applicable Law; provided, that each Party shall be responsible for any unauthorized disclosure of such Confidential Information by its Representatives and Affiliates. Each Party shall take reasonable steps to ensure that any such Confidential Information disclosed to any such Representatives or Affiliates in accordance with this Section 6.10 is treated as confidential by such Representatives and Affiliates in a manner no less protective of the Confidential Information than is required under this Agreement.

(b)
The provisions of Section 6.10 shall not apply to any Confidential Information which: (i) is or becomes commonly known to the public other than by breach of this Agreement or any other agreement that the receiving Party has with any party; (ii) is obtained from a third party who is lawfully authorized to disclose such information free from any obligation of confidentiality; or (iii) is independently developed without reference to any Confidential Information of the other Party.

(c)
Nothing in Section 6.10 shall prevent either Party from disclosing Confidential Information of the other Party where it is required to be disclosed by judicial, administrative, governmental or regulatory process in connection with any action, suit, proceeding or claim or otherwise by any applicable Law; provided, however, that a Party that is so required to disclose such Confidential Information shall, if legally permitted, give the other Party reasonable prior notice as soon as possible of such required disclosure so as to enable such other Party to seek relief from such disclosure requirement or measures to protect the confidentiality of the disclosure.

(d)
Each Party shall immediately inform the other Party if it becomes aware of the possession, use or knowledge of any of such other Party’s Confidential Information by any Person not authorized to possess, use or have knowledge of such Confidential Information and shall at the request of such other Party provide such reasonable assistance as is required by such other Party to mitigate any damage caused thereby.

Section 6.11    Nonpublic Personal Information.

(a)
The Parties acknowledge that the Acquired Assets include all Nonpublic Personal Information obtained by or on behalf of the Seller or the Buyer in connection with the Purchased Loans. To the extent that any such Nonpublic Personal Information is nonetheless deemed to be owned by the Seller, the Buyer shall have the right to use any such Nonpublic Personal Information obtained by or on behalf of the Seller or the Buyer in connection with the Purchased Loans for any purpose permitted by applicable Law, and the Seller hereby provides the Buyer with an irrevocable, fully paid up, perpetual license to use such Nonpublic Personal Information for such purposes. This Section 6.11(a) shall not apply to any Nonpublic Personal Information that: (x) the Seller or one of its Affiliates has independently obtained or will independently obtain without reference to any Nonpublic Personal Information obtained by or on behalf of the Seller or the Buyer in connection with Purchased Loans, or (y) is known to the Seller prior to the Closing Date other than in connection with the Purchased Loans.

(b)
The Seller shall not use or disclose any Nonpublic Personal Information obtained by or on behalf of the Seller or the Buyer in connection with the Purchased Loans; provided, that the Seller may use such Nonpublic Personal Information (a) as necessary to carry out its rights and responsibilities under this Agreement and the other Transaction Documents, or (b) to the extent required to do so under applicable Law or required to do so in connection with complying with any applicable Law. The foregoing shall not apply to any Nonpublic Personal Information that: (x) the Seller or one of its Affiliates has independently obtained or will independently obtain without reference to any Nonpublic Personal Information obtained by or on behalf of the Seller or the Buyer in connection with the Purchased Loans, or (y) is known to the Seller prior to the Closing Date other than in connection with the Purchased Loans.
Section 6.12    Access to Information.

(a)
Until the earlier of the Closing Date or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, to the extent permitted by applicable Law, the Seller shall (i) provide the Buyer and its Representatives access during normal business hours and, following reasonable notice from the Buyer, to all documents, instruments, agreements, books, records, Loan Files and other information with respect to the Acquired Assets as the Buyer may reasonably request and (ii) permit such Persons to have reasonable access to such personnel of the Seller during normal business hours as the Buyer may reasonably request; provided, however, that the Seller shall not be required to provide access to any information or documents which would, in the reasonable judgment of the Seller, (x) breach any agreement with any third party if the Seller shall have used its reasonable best efforts to obtain the consent of such third party to such access or disclosure, (y) constitute a waiver of the attorney-client or other privilege held by the Seller or (z) violate any applicable Laws. If any material is withheld by the Seller pursuant to the proviso of the preceding sentence, the Seller shall inform the Buyer as to the general nature of what is being withheld.

(b)
No information provided or obtained pursuant to this Section 6.12 shall affect any representation or warranty in this Agreement of either Party or any condition to the obligations of the Parties. The Parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations pursuant to Section 6.10 with respect to the information provided or obtained pursuant to this Section 6.12.

Section 6.13    Borrower Communications. The Seller shall, or shall instruct the applicable servicer to, immediately transmit to the Buyer or its servicer any communication received by the Seller after the Closing Date with respect to any Acquired Assets or with respect to the Borrower under a Purchased Loan. Such communication shall include, but not be limited to, letters, notices of death or disability, adjudication of bankruptcy and similar documents and forms requesting deferment of repayment or loan cancellations.
ARTICLE VII
INDEMNIFICATION
Section 7.1    Liability of the Buyer and the Seller; Indemnities.

(a)
Subject to the terms of this Agreement, from and after the Closing Date, the Seller shall indemnify, defend, save and hold harmless the Buyer and its Affiliates and each of its and their respective Representatives (collectively, the “Buyer Indemnified Parties”) from and against any and all Losses, as such Losses are incurred, resulting from, arising out of or related to (i) any breach by the Seller of any of its representations, warranties or covenants in this Agreement, the Bill of Sale, Assignment and Assumption Agreement or in any certificate delivered pursuant to the terms hereof or thereof (to the extent relating to such representations and warranties) (ii) the failure of any such representation or warranty to be accurate or (iii) Third Party Claims arising from any incidents, events, facts or circumstances existing on or prior to the Closing Date or any activity, omission, action, failure to act or event occurring or arising on or prior to the Closing Date, and in each case in any way relating to the Acquired Assets.

(b)
Subject to the terms of this Agreement, from and after the Closing Date, the Buyer shall indemnify, defend, save and hold harmless the Seller and its Affiliates and each of its and their respective Representatives (collectively, the “Seller Indemnified Parties” and, together with the Buyer Indemnified Parties, the “Indemnified Parties”) from and against any and all Losses, as such Losses are incurred, resulting from, arising out of or related to any breach by the Buyer of any of its representations, warranties or covenants in this Agreement, the Bill of Sale, Assignment and Assumption Agreement or in any certificate delivered pursuant to the terms hereof or thereof (to the extent relating to such representations and warranties) or the failure of any such representation or warranty to be accurate.

(c)
Notwithstanding anything set forth in this Agreement to the contrary, Losses shall be determined without duplication of any other Loss for which an indemnification claim has been made under any other representation, warranty, covenant, or agreement contained in the Transaction Documents and shall be net of any other recoveries actually received by the applicable Indemnified Party in connection with the facts giving rise to the right of indemnification, but without any obligation on the part of such indemnified Party to make such other claims or pursue such other recoveries except to the extent provided in Section 7.3.

(d)
“Losses” means all costs, expenses, damages, obligations, Liabilities, purchase obligations (including the amount paid in such purchase and costs and expenses associated therewith), assessments, judgments, losses (including lost profits, opportunity costs and diminution in value), settlements, awards and fees (including reasonable legal, accounting or other professional fees); provided, however, that “Losses” shall not include lost profits, opportunity costs, diminution in value, damages based upon a multiple of earnings or similar financial measure or exemplary or punitive damages, in each case, except to the extent awarded against an Indemnified Party in a Third Party Claim. For the avoidance of doubt, damages or losses resulting from the failure of the Buyer or any of its Affiliates to receive any amounts with respect to any Purchased Loan (whether or not then due), including any principal, interest, discount or other fees, assessments or other amounts in respect thereof, shall in no event constitute or be deemed to be lost profits, opportunity costs or diminution in value or exemplary or punitive damages, but shall be deemed to be an indemnifiable Loss; provided, however, that Losses with respect to any Purchased Loan arising out of a breach of any representation or warranty set forth in Section 3.2(a) or Appendix B of this Agreement shall not exceed the Principal Balance of such Purchased Loan plus accrued and unpaid interest thereon plus any Mitigation Loss pursuant to Section 7.3.

Section 7.2    Remedies Exclusive. Except in cases of fraud, or as otherwise specifically provided herein (including the Purchase Price adjustment provisions in Sections 2.1(e) and (f) of this Agreement), the remedies provided in this Article VII shall be the exclusive monetary remedies (including equitable remedies that involve monetary payment, such as restitution or disgorgement, other than specific performance to enforce any payment or performance due hereunder) of the Indemnified Parties from and after the Closing in connection with this Agreement. Notwithstanding anything herein to the contrary, the Buyer on its own behalf and on behalf of its Affiliates hereby agrees that any action, suit, claim or proceeding with respect to the Buyer’s rights under or in respect of this Agreement shall be brought or made against the Seller in accordance with the foregoing.
Section 7.3    Mitigation. Each of the Indemnified Parties shall use commercially reasonable efforts to mitigate any claim or liability that such Indemnified Party asserts or is reasonably likely to assert under this Agreement; provided, however that the Buyer Indemnified Parties shall not be required to make any claim under any insurance policy or similar surety arrangement (an “Insurance Arrangement”) pursuant to this Section 7.3; and provided further, however, that any Losses incurred by an Indemnified Party in mitigating any such claim or Liability (any such Loss, a “Mitigation Loss”) shall be reimbursed by the indemnifying party. For the avoidance of doubt, the obligation of any co-signor or other secondary obligor of a Loan shall not constitute an Insurance Arrangement. Each of the Indemnified Parties shall be permitted to pursue claims under Section 7.1 without regard to the status of mitigation efforts pursuant to this Section 7.3; provided that to the extent that an Indemnified Party obtains a net recovery as a result of mitigation efforts undertaken pursuant to this Section 7.3, it will reimburse the indemnifying party for amounts in respect of the applicable Loss previously paid by the indemnifying party pursuant to Section 7.1.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
Section 8.1    Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Transaction may be abandoned, at any time prior to the Closing Date, as follows:

(a)	by mutual written consent of each of the Buyer and the Seller;

(b)
by written notice of either the Buyer or the Seller, if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transaction, and such Order or other action shall have become final and nonappealable; or

(c)
by the Seller, on the one hand, or by the Buyer, on the other hand, if the Closing shall not have occurred on or before date that is 75 days after the date hereof (the “Termination Date”); provided that the right to terminate this Agreement under this Section 8.1(c) shall not be available to either Party whose material misrepresentation, inaccuracy, breach of warranty, default or failure to fulfill any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

Section 8.2    Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect without liability of either Party (or any Representative of such Party) to the other Party hereto; provided, however, no Party to this Agreement shall be relieved or released from any liabilities or damages arising out of its knowing and intentional breach of its obligations under this Agreement. For purposes of this Agreement, “knowing and intentional breach” means an act or failure to act which constitutes a material breach of this Agreement with respect to which the breaching Party has knowledge (actual or constructive) that such act or failure to act would or would reasonably be expected to breach its obligations under this Agreement. The provisions of this Article VIII and Article IX shall survive any termination hereof pursuant to Section 8.1.
Section 8.3    Amendment. This Agreement may be amended by mutual agreement of the parties hereto at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.
Section 8.4    Waiver. At any time prior to the Closing Date, subject to applicable Law, either Party may (a) extend the time for the performance of any obligation or other act of the other Party, (b) waive any inaccuracy in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the Party to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Seller or the Buyer in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 8.5    Survival. The representations and warranties contained in this Agreement and the provisions of Article VII of this Agreement shall survive the execution and delivery of this Agreement and the completion of the Transaction. The covenants contained in this Agreement shall survive the execution and delivery of this Agreement and the completion of the transactions contemplated herein, except for any covenants that by their terms are to be performed only prior to the Closing Date, which covenants shall expire on the Closing Date.
ARTICLE IX
MISCELLANEOUS
Section 9.1    Assignments. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. The obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns, which shall include successors by operation of Law, such as by merger. No Party may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party to this Agreement; provided that the Buyer may assign all or any portion of its rights under Section 6.9 to an Affiliate so long as the Seller shall have received written notice of such assignment and the Seller shall have received assurances reasonably satisfactory to the Seller that any payment obligations of such Affiliate pursuant to Section 6.9 shall be guaranteed by either the Buyer or Discover Financial Services and provided, further that the Buyer may assign all or any portion of its other rights or obligations hereunder (other than its obligation to pay the Estimated Purchase Price and the Purchase Price) to SLC.

Section 9.2    Costs and Expenses. Except as otherwise specifically provided in this Agreement, each Party shall bear its own costs and expenses (including all legal, accounting, audit, due diligence and other out-of-pocket expenses) incurred in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transaction and the other Transaction Documents to which it is a party.
Section 9.3    Relationship of Parties. Nothing contained in the Transaction Documents shall establish any fiduciary, partnership, joint venture or similar relationship between the parties hereto except to the extent otherwise expressly stated herein or therein.
Section 9.4    Notices, Etc.

(a)
Addresses for Notices. All notices, demands, requests, consents and other communications provided for, or required to be given, in this Agreement shall be given in writing, or by any telecommunications device capable of creating a written record (including electronic mail) and addressed to the Party to be notified at its respective addresses set forth below. The Parties may change their respective addresses for notices from time to time by written notice to the other Party subject to written acknowledgment of receipt by the other Party.

If to the Buyer:

Discover Bank
c/o Discover Financial Services
2500 Lake Cook Road
Riverwoods, IL 60015
Fax: 224-405-4957
Attention: Carlos Minetti

and:

Discover Bank
c/o Discover Financial Services
2500 Lake Cook Road
Riverwoods, IL 60015
Fax: 224-405-4584
Attention: Kelly McNamara Corley

with a copy to (which shall not constitute notice):

Sidley Austin LLP
1 South Dearborn Street
Chicago, IL 60603
Fax: 312-853-7036
Attention: T.J. Gordon

If to the Seller:

Citigroup Inc.
399 Park Avenue
New York, NY 10022
Fax: 212-559-0615
Attention: Michael S. Zuckert

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Fax: 212-735-2000
Attention: David Midvidy

(b)
Effectiveness of Notices. All notices, demands, requests, consents and other communications described in Section 9.4(a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when received in the mails and (iii) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in Section 9.4(a) above.

Section 9.5    Governing Law. The terms of this Agreement shall be construed in accordance with and governed by the law of the State of New York without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder will be determined in accordance with such laws.
Section 9.6    Entire Agreement; No Third Party Beneficiaries. This Agreement (including the appendices hereto) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or either of them, with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its respective successors and assigns permitted hereby, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 9.7    Submission to Jurisdiction; Service of Process.

(a)
Each of the Buyer and the Seller hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in The City of New York and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan in The City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that either of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Each Party agrees that a final judgment in any action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)
Each Party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the Transaction, on behalf of itself or its property, by personal delivery of copies of such process to such Party. Nothing contained in this Section 9.7 will affect the right of either Party to serve process in any other manner permitted by Law or commence legal proceedings or otherwise proceed against the other Party in any other jurisdiction.

Section 9.8    Waiver of Jury Trial. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY RELEASES, WAIVES AND RELINQUISHES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR CAUSE OF ACTION IN WHICH EITHER OF THEM IS A PARTY, WHICH IN ANY WAY (DIRECTLY OR INDIRECTLY) ARISES OUT OF, RESULTS FROM OR RELATES TO ANY OF THE FOLLOWING, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER BASED ON CONTRACT OR TORT OR ANY OTHER LEGAL BASIS: (I) THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY; (II) ANY PAST, PRESENT OR FUTURE ACT, OMISSION, CONDUCT OR ACTIVITY WITH RESPECT TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY; (III) ANY TRANSACTION, EVENT OR OCCURRENCE CONTEMPLATED BY THIS AGREEMENT; (IV) THE PERFORMANCE OF ANY OBLIGATION OR THE EXERCISE OF ANY RIGHT UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY; AND (V) THE ENFORCEMENT OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY. EACH PARTY HERETO HEREBY FURTHER AGREES THAT THIS AGREEMENT CONSTITUTES ITS WRITTEN CONSENT THAT TRIAL BY JURY SHALL BE WAIVED IN ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR OTHER CAUSE OF ACTION AND AGREES THAT EACH OF THEM SHALL HAVE THE RIGHT AT ANY TIME TO FILE THIS AGREEMENT WITH THE CLERK OR JUDGE OF ANY COURT IN WHICH ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR OTHER CAUSE OF ACTION MAY BE PENDING AS WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.
Section 9.9    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 9.10    Article and Section Titles. The Article and Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference an Article or Section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Article or Section, the reference to the title shall govern absent manifest error.
Section 9.11    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts (including by facsimile, electronic mail or other means of electronic communication), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page to Follow]

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
CITIBANK, N.A., as the Seller
By:     /s/ Ricardo Arroyo
    Name:    Ricardo Arroyo
    Title:    Chief Financial Officer
DISCOVER BANK, as the Buyer
By:     /s/ Carlos Minetti_________________
    Name:    Carlos Minetti
    Title:    Loan Officer

Appendix A

Definitions
“2008 Agreement” means the Amended and Restated Agreement for Education Loan Servicing dated as of January 1, 2008, as amended by Amendment No. 1 thereto dated as of January 1, 2009, among Citibank (South Dakota), N.A., Citibank, N.A. and SLC, as such agreement was in effect immediately prior to its second amendment and restatement on December 31, 2010.
“Acquired Assets” has the meaning given to such term in Section 2.1(a) of the Agreement.
“Affiliate” means, with respect to a Person, a person who, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such specified person.
“Agreement” means the Asset Purchase Agreement, dated as of the Commitment Date, by and between (i) Citibank, N.A., a national banking association, as the Seller and (ii) Discover Bank, a Delaware banking corporation, as the Buyer.
“Arbitration Firm” has the meaning given to such term in Section 2.1(e).
“Bill of Sale, Assignment and Assumption Agreement” means that certain Bill of Sale, Assignment and Assumption Agreement between the Seller and the Buyer, substantially in the form attached as Appendix D to the Agreement or such other form as is acceptable to such parties.
“Borrower” means, collectively, the primary obligor on a Loan and any co-signor of such Loan.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of Delaware or the State of New York are authorized or obligated to be closed.
“Buyer” means Discover Bank, a Delaware banking corporation, in its capacity as the buyer under the Agreement.
“Buyer Indemnified Party” has the meaning given to such term in Section 7.1(a) of the Agreement.
“Buyer Material Adverse Effect” means any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to prevent or materially delay or materially impair the ability of the Buyer or any of its Subsidiaries to consummate the Transaction, other than any change, effect or circumstance relating to, resulting from or arising out of (A) changes in general economic or political conditions or the financial, securities or credit markets in general; (B) any events, circumstances, changes or effects that affect the general student loan industry; (C) any changes, after the date hereof, in Laws (or interpretations thereof) applicable to the Buyer or any of the Buyer’s Subsidiaries or any of their respective properties or assets (including, for the avoidance of doubt, the Health Care and Education Reconciliation Act of 2010 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010); (D) any changes after the date hereof in GAAP (or interpretations thereof); (E) any outbreak or escalation of hostilities or war (whether or not declared) or any act of terrorism, or any earthquakes, hurricanes, tornados or other natural disasters; (F) the announcement of the Transaction Documents or the Transaction; (G) any change in the trading price of the common stock of the Buyer or its parent company or the failure by the Buyer or its Subsidiaries to meet any internal or published projections, forecasts or estimates for any period (it being understood that the facts and circumstances that cause such change or failure that are not otherwise excluded from the definition of Buyer Material Adverse Effect may be taken into account in determining whether there has been a Buyer Material Adverse Effect); or (H) any action taken as permitted or required by the Transaction Documents or the Transaction or with the consent or at the direction of the Seller.
“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.
“Charged-Off Loan” means, as of the applicable date of determination, a Loan (i) that is 120 days or more Delinquent, (ii) for which the primary obligor and each related co-signor, if any, is the subject of a bankruptcy or similar insolvency proceeding, (iii) for which the primary obligor is deceased or permanently disabled or (iv) that has been designated as “charged-off” by the Seller or a servicer on its behalf or is required to be designated as “charged-off” under the terms of the credit policies related to the CitiAssist loan program.
“Closing” has the meaning given to such term in Section 4.1(a) of the Agreement.
“Closing Date” has the meaning given to such term in Section 4.1(a) of the Agreement.
“Commitment Date” means the effective date of the Agreement set forth herein.
“Confidential Information” means all information and materials of a Party or its Affiliates that (a) are being or have been disclosed to the other Party or its Affiliates under or in connection with this Agreement, whether orally, electronically, in writing or otherwise, including copies, or (b) are being or have been learned, acquired, or generated by such other Party in connection with this Agreement (including the terms of this Agreement); provided, however, that the term shall not include any Nonpublic Personal Information with respect to a Purchased Loan.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Delinquent” means, for any Loan, the period in which any payment of principal or interest due on such Loan is overdue (after giving effect to all grace, forbearance and deferment periods).
“Discover Financial Services” means Discover Financial Services, a Delaware corporation.

“Estimated Purchase Price” means the product of (A) the sum of (i) the outstanding aggregate Principal Balance of the Loans identified on the Estimated Schedule of Purchased Loans that are not Charged-Off Loans as of the Measuring Date, plus (ii) accrued and unpaid interest on such Loans through the Measuring Date, plus (iii) interest to be capitalized on such Loans (amounts in clauses (i), (ii) and (iii) to be without duplication of each other), multiplied by (B) the Purchase Price Percentage. For the avoidance of doubt, the Estimated Purchase Price (as adjusted pursuant to Section 2.1(e) of the Agreement) shall constitute payment for all Acquired Assets, including Purchased Loans that are Charged-Off Loans.
“Estimated Schedule of Purchased Loans” means the Student Loan Tape delivered by the Buyer to the Seller prior to the Closing Date containing data as of August 31, 2011.
“FFELP Loan” means a U.S. federally-insured student loan that has been authorized to be made or held by the Seller as the beneficiary of a student loan trust as part of the FFELP and authorized by the Higher Education Act, or the Health Education Assistance Loan Program, as amended, including a Stafford, PLUS, Consolidation or HEAL student loan.
“FFELP” means the U.S. Federal Family Education Loan Program.
“First Offer Terms” has the meaning given to such term in Section 6.9(b) of the Agreement.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Higher Education Act” means the Higher Education Act of 1965, 20 U.S.C. Section 1001 et seq., as amended or supplemented from time to time, and all regulations and guidelines promulgated thereunder.
“Indemnified Party” has the meaning given to such term in Section 7.1(b) of the Agreement.
“Insurance Arrangement” has the meaning given to such term in Section 7.3 of the Agreement.
“Law” means any and all domestic (federal, state or local) or foreign laws, statutes, rules, regulations, requirements or Orders promulgated by any Governmental Authority.
“Liability” shall mean any debt, liability, commitment or obligation of any kind or nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued,

direct or indirect, primary or secondary, liquidated or unliquidated or due or to become due).
“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing.
“Loans” means, collectively, private education loans, bar preparation loans and medical residency loans.
“Loan File” means, with respect to a Loan, the file containing all current, relevant information pertaining to such Loan, including a copy of the executed Note and other Loan application documents, approval disclosures, credit acceptance notices, truth-in-lending/final disclosures, and any other paper or electronic loan origination supporting documentation required for underwriting purposes, an evidence of insurance or risk sharing (if any), an accounting of the allocation of all payments by the Borrower or on the Borrower’s behalf to principal and interest on such Loan, documentation which supports periods of repayment and deferment or forbearance (if any), Loan history including interest rates and borrower benefits, Loan status, noting, and collection history (if applicable), and all other electronic or paper records and correspondence with respect to such Loan.
“Loan Transmittal Summary Form” means the form delivered with the Bill of Sale, Assignment and Assumption Agreement which lists, by Borrower, each Loan being acquired by the Buyer.
“Losses” has the meaning given to such term in Section 7.1(d) of the Agreement.
“Measuring Date” means the close of business on August 31, 2011.
“Mitigation Loss” has the meaning given to such term in Section 7.3 of the Agreement.
“Nonpublic Personal Information” has the meaning assigned to that term in Title V of the Gramm-Leach Bliley Act of 1999 (or any successor U.S. federal law).
“Note” means the promissory note or other writing or record evidencing a Loan, together with all addenda, supplements and modifications thereto and, to the extent it is an electronic promissory note, all electronic records evidencing the same.
“Objection Notice” has the meaning given to such term in Section 7.1(d) of the Agreement.
“Offered Assets” has the meaning given to such term in Section 6.9(a) of the Agreement.
“Order” means any decree, order, writ, judgment, stipulation, award, injunction, temporary restraining order or other order in any suit or proceeding by any Governmental Authority.
“Party” means either of Buyer or Seller.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, association, bank, unincorporated association, joint venture or other entity or a Governmental Authority.
“Principal Balance” means, with respect to a Loan, the outstanding principal balance (including interest and fees which have been capitalized and added to principal) of such Loan as of the applicable date of determination.
“Proceeding” means any suit, action, proceeding, arbitration, audit, hearing, or investigation (in each case, whether civil, criminal, administrative or investigative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitral tribunal.
“Purchased Loans” has the meaning given to such term in Section 2.1(a) of the Agreement.
“Purchase Price” means the product of (A) the sum of (i) the outstanding aggregate Principal Balance of the Purchased Loans that are not Charged-Off Loans as of the Closing Date, plus (ii) accrued and unpaid interest on such Loans through the Closing Date, plus, (iii) interest to be capitalized on such Loans (amounts in clauses (i), (ii) and (iii) to be without duplication of each other), multiplied by (B) the Purchase Price Percentage. For the avoidance of doubt, the Purchase Price shall constitute payment for all Acquired Assets, including Purchased Loans that are Charged-Off Loans.
“Purchase Price Percentage” means 99.00%.
“Reoffer Notice” has the meaning given to such term in Section 6.9(b) of the Agreement.
“Reoffer Terms” has the meaning given to such term in Section 6.9(b) of the Agreement.
“Representatives” means, with respect to a Person, such Person’s officers, directors, managers, employees, accountants, consultants, legal counsel, financial advisors, agents and other advisors and representatives.
“Retained Portfolio” means, collectively, (i) all Loans owned by the Seller or its Subsidiaries (including SLC Private Student Loan Trust 2009-A) as of the Commitment Date that are not (x) Purchased Loans, (y) Loans required to be purchased by the Buyer pursuant to the Forward Purchase Commitment Agreement dated as of December 31, 2010, between the Seller and the Buyer or (z) FFELP Loans and (ii) all of Seller’s interests in SLC Private Student Loan Trust 2009-A, a Delaware statutory trust.
“Schedule of Purchased Loans” means a Student Loan Tape that provides information as of the Closing Date with respect to the Loans identified on the Estimated Schedule of Purchased Loans, recognizing that certain Loans identified on the Estimated Schedule of Purchased Loans may not be included on such Student Loan Tape due to repayment in full or other discharge in full prior to the Closing Date.
“Seller” means Citibank, N.A., a national banking association, as the seller under the

Agreement.
“Seller Indemnified Party” has the meaning given to such term in Section 7.1(b) of the Agreement.
“Seller Material Adverse Effect” means any change, effect or circumstance that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the business, operations, results of operations or financial condition of the Acquired Assets, taken as a whole or (ii) would reasonably be expected to prevent or materially delay or materially impair the ability of the Seller to consummate the Transaction, other than any change, effect or circumstance proximately relating to, resulting from or arising out of (A) changes in general economic or political conditions or the financial, securities or credit markets in general; (B) any events, circumstances, changes or effects that affect the general student loan industry; (C) any changes, after the date hereof, in Laws (or interpretations thereof) applicable to the Seller or any of the Seller’s Subsidiaries or any of their respective properties or assets (including, for the avoidance of doubt, the Health Care and Education Reconciliation Act of 2010 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010); (D) any changes, after the date hereof, in GAAP (or interpretations thereof); (E) any outbreak or escalation of hostilities or war (whether or not declared) or any act of terrorism, or any earthquakes, hurricanes, tornados or other natural disasters; (F) the announcement of the Transaction Documents or the Transaction; (G) any change in the trading price of the common stock of the Seller or its parent company or the failure by the Seller or its Subsidiaries to meet any internal or published projections, forecasts or estimates for any period (it being understood that the facts and circumstances that cause such change or failure that are not otherwise excluded from the definition of Seller Material Adverse Effect may be taken into account in determining whether there has been a Seller Material Adverse Effect); or (H) any action taken as permitted or required by the Transaction Documents or the Transaction or with the consent or at the direction of the Buyer.
“Seller’s Notice” has the meaning given to such term in Section 6.9(a) of the Agreement.
“SLC” means The Student Loan Corporation, a Delaware corporation.
“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (i) the value of the assets of such Person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as determined in accordance with GAAP, (ii) such Person is able to pay all liabilities of such Person as such liabilities mature and (iii) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Student Loan Tape” shall mean a schedule or computer tape which contains, as of a specified date with respect to each Purchased Loan, the loan identification number, the current loan rate of interest, the current principal balance, the current accrued and unpaid interest including interest to be capitalized, an indication as to whether or not such Purchased Loan is a Charged-Off Loan, the loan status (including delinquency, grace, deferment and forbearance ), bankruptcy status, and the charge-off status.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, statutory trust or other business entity of which an aggregate of more than 50% of the outstanding voting stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.
“Tax” means all taxes, including income, gross receipts, ad valorem, VAT, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, worker’s compensation, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by any Governmental Authority, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.
“Tax Contest” means any audit, examination, claim, dispute or controversy relating to Taxes.
“Tax Return” means any report, return, declaration, statement or other information required to be supplied to a Governmental Authority in connection with Taxes.
“Termination Date” has the meaning given to such term in Section 8.1(c) of the Agreement.
“Third Party Claim” means any claim, action, suit, proceeding or demand asserted by any Person other than the Seller and the Buyer.
“Third Party Purchaser” has the meaning given to such term in Section 6.9(a) of the Agreement.
“Third Party Terms” has the meaning given to such term in Section 6.9(b) of the Agreement.
“Transaction” means the transaction contemplated by the Transaction Documents.
“Transaction Documents” means the Agreement, the Bill of Sale, Assignment and Assumption Agreement and such other documents as may be identified as “Transaction Documents” for purposes of the Agreement by the Seller and the Buyer.
“Transfer Taxes” has the meaning given to such term in Section 6.4(a) of the Agreement.

Appendix B
Representations and Warranties with Respect to the Acquired Assets
The Seller represents and warrants as to the Acquired Assets as of the Closing Date or as of the date otherwise noted:

(a)
Title. As of the Closing Date, the Seller has good and marketable title to, and is the sole owner of, the Acquired Assets, free and clear of all Liens, charges, claims, offsets, defenses, counterclaims or encumbrances of any nature and no right of rescission, offsets, defenses or counterclaims have been asserted or threatened with respect to the Acquired Assets. The sale of the Acquired Assets pursuant to the Agreement and the Bill of Sale, Assignment and Assumption constitutes an absolute transfer of all right, title and interest of the Seller in, to and under the Acquired Assets, free and clear of any Lien or adverse claim. Each of the Purchased Loans was acquired by the Seller from SLC pursuant to the Asset Purchase Agreement, dated as of September 17, 2010, by and among SLC, Citibank (South Dakota) National Association, SLC Student Loan Receivables I, Inc. and the Seller.

(b)	Uniform Commercial Code Matters. The Purchased Loans constitute either “Payment Intangibles” or “Instruments” within the meaning of the applicable Uniform Commercial Code.

(c)	Description. The description of the Purchased Loans set forth in the Agreement and in the Loan Transmittal Summary Form is true, complete and correct as of the date specified.

(d)
Authorization. The Seller is authorized to sell, assign and transfer the Acquired Assets, and the sale, assignment and transfer of the Acquired Assets will be made pursuant to and consistent with the Laws and regulations under which the Seller operates, and will not violate any decree, judgment or order of any court or agency, or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Seller is a party or by which the Seller or its property is bound, or will constitute a default (or an event which could constitute a default with the passage of time or notice or both) thereunder.

(e)
Binding Obligation. The Purchased Loans were each in full force and effect in accordance with their terms and were the legal, valid and binding obligation of the respective Borrower thereunder subject to no defenses (except the defense of infancy).

(f)	No Consents. No consents and approvals are required by the terms of the Acquired Assets for the consummation of the sale of such Acquired Assets under the Agreement to the Buyer.

(g)
Servicing, etc. Due diligence and reasonable care, and in any event at least that degree of care, skill and attention that is required to be exercised with respect to the “Education Loans” under the 2008 Agreement, have been exercised by the Seller and its Affiliates in the making, administering, servicing and collecting on the Purchased Loans.

(h)	Accordance with Program and Law. Each Purchased Loan has been duly made and serviced in accordance with the provisions of the related program under which such Purchased Loan was originated and all applicable federal and state Laws.

(i)
Promissory Notes. Except for Purchased Loans executed electronically, there was only one executed copy of the Note evidencing each Purchased Loan, which Note is in the possession of the Seller or SLC on behalf of the Seller. For Purchased Loans that were executed electronically, the Seller or SLC on behalf of the Seller has possession of the electronic records evidencing the Note. There exists a Loan File (which may be in hard copy, electronic format or some combination of both) pertaining to each Purchased Loan containing a fully executed Note and application, copies of all written correspondence with the Borrower and notes of other communications with the Borrower, and all other documentation necessary to allow the owner or servicer thereof to collect and enforce such Purchased Loan. The files referred to in the previous sentence are currently in the possession the Seller or SLC on behalf of the Seller.

(j)
No Other Notations. The Notes that constitute or evidence the Purchased Loans do not have any marks or notations indicating that they had been pledged, assigned or otherwise conveyed to any person other than the Buyer.

(k)
No Other Security Interest. The Seller has not pledged, assigned, sold, granted a security interest in or other Lien on, or otherwise conveyed any of the Acquired Assets except with respect to security interests that have been terminated. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that included a description of collateral covering all or any portion of the Acquired Assets except with respect to security interests that have been terminated.

(l)
Assignability. If the Seller or one of its Subsidiaries is not the original payee of any Note evidencing a Purchased Loan, such Note has been duly and effectively transferred to the Seller in accordance with all applicable requirements of Law and in any event such Purchased Loan and the Note evidencing such Purchased Loan does not require notice to or consent from any Person (including the Borrower) with respect to transfer, sale or assignment of the rights and duties of the holder thereof and does not contain any provision that restricts the ability of the holder thereof or the Buyer to exercise its rights thereunder.

(m)	No Modification of Purchased Loans. No Purchased Loan has been modified, extended or renegotiated in any way not provided for in the Note (as originally executed and delivered).

(n)
Fully Disbursed. Each of the Purchased Loans is fully disbursed and provides that period payments must be made in order to fully amortize the amount financed over its term to maturity (exclusive of any deferral or forbearance periods).

Appendix C

Power of Attorney and Blanket Endorsement
CITIBANK, N.A., a national banking association (“Citibank”), does hereby authorize, constitute and appoint Discover Bank, a Delaware banking corporation (“Discover”), on Citibank’s behalf and as its attorney-in-fact, to endorse all of the Notes evidencing and representing Purchased Loans sold pursuant to that certain Asset Purchase Agreement dated as of August 31, 2011, and that certain Bill of Sale, Assignment and Assumption Agreement, dated as of ●, 2011, each between Citibank and Discover(as the same may have been amended on or prior to the date of this Power of Attorney and Blanket Endorsement) (the “Agreement”) and to endorse each of said Notes on behalf of and as attorney-in-fact for Citibank in the following form:
“All right, title and interest of the undersigned in the annexed Note is hereby assigned to Discover Bank, without recourse except as provided in the Asset Purchase Agreement, dated as of August 31, 2011, between Citibank, N.A. and Discover Bank.
CITIBANK, N.A.

By:
Name:
Title:         ”

This power of attorney, and the power and authority granted to Discover hereunder shall expire upon the date that is one year and one day after payment in full of, or the fifth anniversary of the charge-off of, the last Purchased Loan outstanding.

For purposes of this authorization, and for purposes of transfer and endorsement of said Notes, a facsimile of this authorization may be used in place of, or substituted for, the original of this authorization.

Dated:
CITIBANK, N.A.

By:
Name:
Title:

Appendix D

Form of Bill of Sale, Assignment and Assumption Agreement
This BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of ●, 2011 (the “Closing Date”), is by and between (i) Citibank, N.A., a national banking association, as the Seller (the “Seller”) and (ii) Discover Bank, a Delaware banking corporation, as the Buyer (the “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them or incorporated by reference in that certain Asset Purchase Agreement, dated as of August 31, 2011 (the “Agreement”), by and between the Seller and the Buyer.
WHEREAS, the Seller and the Buyer have entered into the Agreement, pursuant to which the Buyer has agreed, among other things, to purchase from the Seller the Acquired Assets; and
WHEREAS, pursuant to this Bill of Sale, Assignment and Assumption Agreement, the Seller shall, on the Closing Date, sell, transfer, assign and delegate to the Buyer, and the Buyer shall purchase, pursuant to this Bill of Sale, Assignment and Assumption Agreement, all the Acquired Assets and all obligations with respect thereto, including the Loans described in the Loan Transmittal Summary Form attached hereto as Annex A, together with the assets and liabilities related thereto under the terms and conditions of the Agreement, as provided for in this Bill of Sale, Assignment and Assumption Agreement.
NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, in consideration of the representations, warranties and covenants contained in the Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto desire to enter into this Bill of Sale, Assignment and Assumption Agreement on the terms set forth herein.
KNOW ALL PERSONS BY THESE PRESENTS, that, effective as of 11:59 p.m. (New York City time) on the Closing Date, the Seller does hereby sell, convey, assign, transfer and deliver to the Buyer, and the Buyer does hereby purchase, acquire and accept from the Seller, all right, title, interest and security interest of the Seller in, to and under the Acquired Assets.
The Seller and the Buyer hereby make their respective representations and warranties set forth in Article III of the Agreement.
The respective rights of the Seller and the Buyer with respect to the Acquired Assets shall be governed exclusively by the Agreement, and nothing in this Bill of Sale, Assignment and Assumption Agreement shall alter any liability or obligations arising under the Agreement, which shall (without limiting the generality of the foregoing) govern. If there is any conflict or inconsistency between the provisions of the Agreement and this Bill of Sale, Assignment and Assumption Agreement, the provisions of the Agreement shall govern.
This Bill of Sale, Assignment and Assumption Agreement shall be binding upon, and shall inure to the benefit of, the Seller, the Buyer and their respective successors and assigns permitted by the Agreement, and shall survive the execution and delivery hereof. This Bill of Sale, Assignment and Assumption Agreement is not intended and shall not be construed to confer upon any Person, other than the Seller and the Buyer, any rights or remedies hereunder.
This Bill of Sale, Assignment and Assumption Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Bill of Sale, Assignment and Assumption Agreement or the negotiation, execution or performance of this Bill of Sale, Assignment and Assumption Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Bill of Sale, Assignment and Assumption Agreement or as an inducement to enter into this Bill of Sale, Assignment and Assumption Agreement) shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to principles of conflict of laws (other than Section 5-1401 of the General Obligations Law of the State of New York).
No waiver, modification or change of any of the provisions of this Bill of Sale, Assignment and Assumption Agreement shall be valid unless in writing and signed by the Party against whom such claimed waiver, modification or change is sought to be enforced.
This Bill of Sale, Assignment and Assumption Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer and the Seller have caused this Bill of Sale, Assignment and Assumption Agreement to be executed by their duly authorized representatives as of the date first above written.
CITIBANK, N.A., as the Seller
By:
    Name:
    Title:
DISCOVER BANK, as the Buyer
By:
    Name:
    Title:

Annex A

LOAN TRANSMITTAL SUMMARY FORM
[DELIVERED SEPARATELY AS A STUDENT LOAN FILE]